Exhibit 99.2

Operator:

Good day, ladies and gentlemen. Welcome to the China Yida Holding Co. 3Q10 earnings conference call. My name is Carrie, and I will be your operator for today.

At this time all participants are in a listen-only mode. Later we will conduct a question and answer session. As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the conference over to your host for today’s call, Mr. Crocker Coulson. Please, proceed.

Crocker Coulson:

Thank you so much, operator. Good morning to those of you in the US and good evening to those of you joining us from Asia. We would like to welcome all of you to China Yida’s 3Q10 earnings conference call. I am very pleased to say that joining us today on the call are Dr. Minhua Chen, Chairman and CEO of China Yida, Mr. George Wung, the Company’s Chief Financial Officer, and Mr. Wei Zhang, Corporate Secretary and VP of Investor Relations, who will also serve as a translator for Dr. Chen.

Before I turn this call over to Dr. Chen, I would like to remind our listeners that management’s prepared remarks during this call contain forward-looking statements, which are subject to risks and uncertainties, and management may make some additional forward-looking statements in response to your questions.

Actual results may differ from expectations discussed today, and we would like to refer you to a more detailed discussion of the risks and uncertainties contained in the Company’s filings with the SEC.

In addition, any projection as to the Company’s future performance represents management’s estimates as of today, November 12th, 2010. Other than as required by law, China Yida assumes no obligation to update these projections in the future, as market conditions change.

With those formalities now out of the way, it is my pleasure to turn this call over to China Yida’s CEO, Dr. Chen.

Minhua Chen:

Thank you, Crocker. [Speaking in foreign language]

Wei Zhang:

Thank you, Crocker. Welcome everyone, and thank you for joining us today.

We are disappointed with our results for the quarter, which came in below our expectations. During the quarter, the strong performance of our media business was offset by weak results from our tourism business as visitor traffic at our Great Golden Lake destination was negatively impacted by the flash floods in the summer that forced us to temporarily close the park.

The financial highlights for the 3Q include total net revenue was US$11 million; net income was US$4.7 million; and earnings per fully diluted share were US$0.23 per share.

We are currently in consultation with the Taining government to reopen Shangqing River, which together with improved highway access and the recent decision by the World Heritage Committee to add “China Danxia” to UNESCO’s World Heritage List, should increase the number of visitors of the Great Golden Lake in the quarters ahead.

Despite the setback in the performance of our tourism assets during the 3Q, we are happy with the progress we made in a number of areas that we believe will position us for future success.

During the quarter we extended our contract to operate the Fujian Educational Television Channel (FETV) for an additional five years.

We also successfully opened the Yunding Park just in time for China’s National Holidays; we believe this destination will make a solid contribution for our growth in 2011.

And finally, we continued to make progress in the development of our portfolio of tourism assets in China by hiring a team of professionals with many years of experience in the industry to support the execution of these projects, which include: the Ming Dynasty Entertainment World in Bengbu City, Anhui Province; the China Yang-sheng (Nourishing Life) Paradise project, in Zhangshu City, Jiangxi Province; and the “The City of Caves” featuring the largest and most characteristic karst land underground caverns in China, Xinyu City, Jiangxi Province.

We continue to expect that these new initiatives will start to generate revenue in the end of 2012, and to drive our growth momentum for many years to come.

With that, I would now like to turn the call over to George, who will go over our business and operating performance in more detail.

George Wung:

Thank you, Mr. Chen and Wei. And thanks to all of you for participating in our 3Q earnings conference call.

During the quarter, our total revenue declined by 21.2% to US$11 million, compared with US$14 million in the 3Q09.

Our media segment’s revenues grew 14.6% to US$9.7 million in the 3Q, while gross margin improved to 78.2%, as compared to 75.1% in the 3Q09. Advertising revenue from FETV during the 3Q10 was approximately US$8 million, up 1.7% year over year. Our “Journey through China on the Train” infomercial program contributed US$1.7 million in revenue for the quarter, as compared to US$630 thousand in the year-ago quarter.

Our tourism business revenue declined 76.4% year over year to US$1.3 million, with gross margin of 49.6%, as compared to 88.9% in the prior year period.

For the quarter ended September 30th, 2010, Great Golden Lake accepted 50,000 visitors and generated US$0.5 million in revenues.

As we previously disclosed, the Great Golden Lake was closed twice for a total of 28 days starting on June 19th, 2010, following two periods of flooding. Four of our five attractions there, including Golden Lake, Zhuangyuan Rock, Luohan Mountain, and Taining Old Town, have been re-opened in July. In consultation with the local government, we postponed the re-opening of the Shangqing River, which caused many prospective visitors to also postpone their travel plans to the Great Golden Lake, which we estimate cost us approximately US$4.5 million in lost revenues in the 3Q.

The Company remains confident that despite low visitor traffic in the quarter, the Great Golden Lake remains an attractive tourism resort, especially after Taining was inscribed a new natural site “China Danxia” on the World Heritage List.

Hua’An Tulou accepted 40,000 visitors, and contributed revenue of US$0.78 million in this quarter, as compared to 39,000 visitors and US$0.62 million of revenue during the 3Q09.

Gross profit for the Company’s consolidated operations was US$8.3 million in the 3Q10, compared to US$11.3 million for the comparable period of 2009. Gross margin for the quarter was 74.8%, in line with 80.5% in the same period of last year.

Total operating expense was US$1.6 million, down 5.6% from the year-ago quarter. The decline in operating expenses resulted from the lower volume of business in the quarter.

Operating income was down 30.6% to US$6.6 million, compared with US$9.5 million a year ago. Operating margin for the 3Q10 was 60.1%, compared with 68.2% for the 3Q09.

Net income attributable to China Yida Holding Company for the 3Q10 was US$4.7 million, or US$0.23 per diluted share, compared with a net income of US$7.1 million, or US$0.40 per diluted share, in the 3Q09. Net margin for the quarter was 42.4%, as compared to 51.0% in the 3Q09.

As of September 30th, 2010, the Company reported US$31.4 million in cash and cash equivalents. Our working capital was US$29.4 million with a current ratio of 4.3. The Company had US$132.6 million in shareholders’ equity compared to US$77.7 million at the end of 2009.

We generated US$23.4 million in cash flow from operating activities for the 9M10 and spent US$30.5 million on capital expenditures for the construction of Yunding Park and Hua’An Tulou.

We also budgeted US$63 million for the construction of phase 1 of our three newly signed tourism projects in Anhui Province and Jiangxi Province, which will be mainly incurred in 2011 and 2012. The Company expects to finance these investments with cash on hand, cash flow from operations and bank loans. The Company is currently evaluating loan proposals from several banks that will be secured by land grants from local governments supporting these projects.

As we move into the 4Q, we expect number of visitors to recently opened Yunding Park to reach 30,000 visitors with average revenue estimated to reach RMB 160 per visitor.

As for the Great Golden Lake, we currently expect 60,000 tourists will visit the Great Golden Lake destination in the 4Q10, compared to 163,000 in the same period of 2009.

As we move into the future, with improved highway access and the recent decision by UNESCO’s World Heritage Committee to declare “China Danxia”, including the Golden Lake, Shangqing River, and Zhuangyuan Rock, as a natural site on UNESCO’s World Heritage List, we expect visitor traffic to the Great Golden Lake will recover.

As for our Tulou destination, we expect 35,000 tourists to visit in the 4Q, down from 55,000 in the same period of 2009. The reduction in visitor traffic at this destination is attributed to roadwork in the region that restricts access to the tourist spot.

On the media side of the business we expect continued and gradual increase in prices as well as demand for airtime at both FETV and “Journey through China on a Train”. As a result the media business should provide a steady contribution to top- and bottom-line results in the 4Q10.

With these developments in the background we expect total revenue for 2010 to be in the range of US$55 million to R$56 million and net income in the range of US$25 million to R$26 million.

In summary, despite a difficult quarter we continue to believe we are well positioned to take advantage of the growth of the tourism and media industries in China. We expect several important catalysts in the quarters ahead and we believe we have laid the groundwork for many years of continued growth with our three new projects: Ming Dynasty Entertainment World, China Yang-sheng Paradise, and The City of Caves.

With that, I would now like to open the call to your questions. Operator?

Ping Luo, Global Hunter Securities:

Thank you for taking my question. My first question is regarding the Great Golden Lake. You said in the 3Q you had about 15,000 visitors, and I would like to ask what is the number of visitors in the same quarter last year.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

160,000.

Ping Luo:

OK. Thank you. For next year, for these three parks, Great Golden Lake, Tulou, and Yunding, what is the number of visitors you expect for each park next year, roughly?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments that since the opening of Yunding Park in October the destination is higher than our expectation, that people would like this destination. But due to the road construction, that has been scheduled earlier than the previous schedule by the Government. We believe that in 2011 the number of visitors to Yunding will be impacted by the road construction, and the estimate for 2011 is approximately 200,000 visitors to Yunding.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman Chen also comments that with the completion of the construction on the roads, especially the highway that will be completed by the end of the next year, Chairman Chen estimates that in 2012 the number of visitors to Yunding will increase, approximately 100% growth compared to 2011.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman Chen comments on the Great Golden Lake. It will be a process for Great Golden Lake to be recovered after the floods, which have not occurred in 300 years, and specially to the Shangqing river, the natural plants or characters of the scenic along the river bank has been damaged. So, it will be a process for the visitors to come back to this destination.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

And Chairman comments on Great Golden Lake. We estimate, based on the current conditions of the market response, that in 2011 the number of visitors to Great Golden Lake will grow, a smaller growth when compared to 2010. And to 2010, our estimate is that the total number of visitors will be 470,000, and in 2011 the growth will be approximately around 10% growth compared to 170,000.

Wei Zhang:

It is Great Golden Lake. Sorry about that.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

And Chairman comments that Tulou will approximately have 20% growth compared to the number of visitors of this year.

Ping Luo:

OK. So what is the estimated total number of visitors for Tulou in 2010?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Approximately 220,000.

Ping Luo:

Thank you very much. My last question is regarding the next three projects you have. You actually received in two locations large pieces of free land from the Government, basically as an encouragement support from the Government for you to develop those locations. I would like to ask how much is the total the free lands you received from the Government, and what is your plans in terms of developing those lands.

Wei Zhang:

Ping Luo, can you repeat your question? You mean the total size of the land?

Ping Luo:

Can I also ask in Chinese?

Wei Zhang:

OK.

Ping Luo:

[Speaking in foreign language]

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman first commented on the land issue, and that he wishes all the investors would pay attention to this land, which is a big potential value for the Company, and he also comments that based on the agreements we have with the Government, we totally have 4,400 Mu total land.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

And Chairman comments for this 4,400 Mu, just using today’s average value for this land, conservatively say, RMB 500 thousand per Mu, we are looking at a current value of approximately US$300 million.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman also comments that if you do a little bit or research on a real tourism real estate and the nature of tourism real estate with the development of the destinations, with more visitors to visit the sites, the value of the land will also increase without growth.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

For the land, Chairman comments that approximately about 50% of the total land will be used for the development of the destination, and another approximately 50% of the land, according to the agreement, could be developed flexibly with the Company’s own options. According to the agreement we have options, we can develop it, sell the land, or transfer the land, or lease the land.

Chairman’s last comments were that whatever the action to maximize the value of the Company, that is the number the Company will grow with, based on the market demands on that period.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments: take the example of the Great Golden Lake. In 2001, when we took the management rights for the Great Golden Lake, the land had zero cost at that time, and today, the land right next to the destination is at least worth over RMB 1 million per Mu, and the closest town to the destination is approximately around RMB 5 million per Mu.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman wishes the investors to pay attention that the Great Golden Lake has suffered with the floods. That has only happened 300 years ago, so the last flood was 300 years ago.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman wishes that investors can also look at the operating of the Great Golden Lake as today, but also pay attention to the Company’s value and potential value, especially the land value we just mentioned.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments that even though China Yida as a company is not able to fight the natural disasters, but we are able to manage our company well.

Ping Luo:

Thank you very much. I just want to confirm that of the 4,400 Mu of land, this is the total land you have for all these parks, right? The question is how much of those free land you received from the Government.

[Speaking in foreign language]

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments that to answer Ping Luo’s question, the 4,400 Mu is for the new three sites, for Bengbu and Yang-sheng. According to the master plan by the Government, in a near month you will know how much land we probably can get from the Government, and our estimate right now is about another 300 Mu of land from the Government, and that will represent a total of approximately 4,700, in total.

Ping Luo:

Thank you very much.

Boyd Hinds, Equinox Capital:

Hi. Thank you for taking my question. I want to follow up on the land value issue. On your press release you stated that you have got approximately 173 Mu of land that are being reviewed right now. What is your estimate of what that value is, and how is that going to be recognized on your balance sheet?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments that on the Yunding we already actually got the land user rights certificate for 195 Mu, and there is another approximately 210 Mu that is in a process of review by the Government. For Yang-sheng Paradise, there is 980 Mu in reviewing process by the Government right now, and 750 Mu for the Bengbu is also in a reviewing process right now.

What is your second question?

Boyd Hinds:

The Company has stated that it is going to be able to use this land use rights when they negotiate with banks to get credit. My question is in order for investors to see what is the value here, one would think that they are going to be added to the balance sheet in some way. So, can you walk us through the accounting for these very valuable land use rights? Once they get granted to the Company, how does the Company recognize them on their balance sheet?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments that we still need to consult with the United States auditor regarding how to recognize this under gap, because for international accounting principles, this value is already recorded in the balance sheet.

George Wung:

That is because we got the land for zero cost, so we have to consult with the auditors to see what their suggestion is.

Boyd Hinds:

OK. You said that you have been in discussions with a variety of banks regarding loans. What is the size of the loans that we are talking about?
Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments that, first of all, we have been approached by the banks, mainly agricultural banks, China ICBC, construction banks of China, China Minsheng banks, and citic banks. And they have approached us, and they have visited our destinations by themselves, because we have not currently considered taking the loan, so we have not discussed the amount. Every one of them was proposing that they could give us a bank loan anywhere between RMB 100 million to RMB 200 million.

Boyd Hinds:

OK. Thank you for that answer, I appreciate it. Let me ask about the road work, the restricted access to Tulou in the quarter. Can you give us a little bit more color on when that began, and how long you expect it to be ongoing, and will that improve access to the site once it has been completed?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments that this is China’s most current infrastructure investment plan. In this five years China developed the road, including the railroad, its development will be (47:51). So, we have not been able to keep track with the Government’s development plan due to the plan got changed quite frequently.

One thing is for sure, that once the road is completed that will definitely benefit the destination. That is for sure.

Boyd Hinds:

OK. It seems that the Company is very close to get the Shangqing River open again. Will the Company put out a press release once the river has been reopened?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments that there are a lot of investors paying attention to Shangqing river, so we will announce the opening of Shangqing river.

Boyd Hinds:

OK. Thank you. One last question and I will get back in queue. Can you just update us on the progress on the Company as regards to improving its internal controls, and increasing the size of its accounting staff to handle gap issues?
Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments that we currently just have the (51:03) consultant to see the work, and based on their review, our Sarbanes-Oxley internal control is at the satisfactory level. They are satisfied with our internal control.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman also comments that we have been adding staffs on the accounting team, and we also have an accounting staff being trained further to assist the Company. We will prepare ourselves as a standard before our auditors.

Boyd Hinds:

OK. Thank you very much. I appreciate the answers to all my questions. I will get back in queue. Thanks.

Bill Wells, Pope Asset:

Can you tell me a bit more, or discuss your growth plans for the media business?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments on the media side, for the new opportunities, there are new opportunities, but we are in early discussions with the other party. We have not had a detailed plan come out, so we will be able to discuss this later, once it gets into more details.

And he also comments on the very stable FETV, and by the end of next month our programming will be completed, and it will definitely help for 2011’s performance. And in China Yida’s “Travels Through China on a Train”, you will see a good work on the media on a train program on 2011 as well.

Bill Wells:

All right. Thanks.

Jodi Dai, Global Hunter Securities:

Hi. I just have a quick follow up on your advertising revenue. In that “Journey Through China on a Train” program, I noticed it has a great contribution for the quarter, and I just wonder, in terms on the gross margin on this program, how does that compare with your other business? Thank you.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments on the “Travel Through China on a Train”, the gross margin is approximately around 80%, and compared to our other operations it is (57:25) definitely it is better than FETV currently.

Jodi Dai:

Thank you.

Peter Saris, Aqamei:

I am a little confused about the numbers; I want to just understand the numbers. For next year, I know you went over all these numbers for the three tourism projects. In terms of earnings, or any number you want, what is next year compared to this year? Because I know this was a 300-year disaster, so Yunding or not Yunding, Great Golden Lake next year compared to this year will be what again?

Wei Zhang:

On the Great Golden Lake, the Chairman’s comment on the Great Golden Lake is it will be approximately 10% growth in number of visitors compared to this year. So this year it will be approximately 470,000.

Peter Saris:

Excuse me for interrupting, but what I do not understand is this: you had three months of this year basically closed, and the next three months you will not have the river open. So why will next year only be a 10% increase?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman Chen answers that (60:58) he believes that next year will be recovering space for the Great Golden Lake, especially because natural of business, a lot of travel agencies have stopped to promote the Great Golden Lake due to the floods; and second, especially on the Shangqing river, part of the Great Golden Lake scenic view has been damaged, and it will take time for people to come back to visit the park.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

And Chairman also comments that we will do our best to maximize the recovering efforts and to shorten the recovering period.

Peter Saris:

You said that there was going to be a new route to Yunding; so the route construction, what road is that?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments that there are two routes that will be under construction. One is the route from the southern part of Fujian. The construction actually began in early September, which is earlier than our opening. And the Chairman also comments that another route is from town to Yunding, that has to pass the town, and the route between the town and our Yunding destination will begin construction next week.

Peter Saris:

Is that the road that I went on last week?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman also comments especially on the south routes, and based on historical assessment of the local Government, about 70% of traffic is coming from the southern park to the town. So, that on is already under construction.

Peter Saris:

And when all this, in 2012, when the roads are finished and Great Golden Lake is recovered, do you have any expectations?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

OK. Let me just translate the first part. Chairman comments are that his expectations for 2012, and from the beginning of 2012, our current three running destinations are in the best position because all the routes and other transportation roads and trains are ready, and we will have a high-speed growth on the current rate.

And he also commented on the new city under development that will also come on line by the end of 2012. And he also commented that if you add all those things together for years 2013 and 2014 that would be a very good growth on our tourism part of it. He has other comments left.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman comments on, for example, Bengbu is within a two-hour travel circle, the Bengbu destination travelers are approximately 200 million people. And for Yang-sheng Paradise destination is a two-hour travel circle, and we have destination travelers of approximately 100 million. So, as he was mentioning, going forward into 2013 and 2014 the Company is going to enjoy the growth from those destinations.

Peter Saris:

Before you go over the amount of real estate, how much land did you say you had total?

Wei Zhang:

Chairman was saying that 4,400 Mu.

Peter Saris:

And he though the average value of that real estate was how much?

Wei Zhang:

It is an average of about RMB 500,000 per Mu.

Peter Saris:

Currently?

Wei Zhang:

Currently, average.

Peter Saris:

So, that is 4,400 x RMB 500,000, right?

Wei Zhang:

Right.

Peter Saris:

OK. Thank you very much. I just want to make one comment, which is I thought that Yunding was extraordinary; one of the best places I have ever seen. Thank you.

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman thanks you, and we believe Yunding is pretty good.

Boyd Hinds, Equinox Capital:

Hi. I wanted to ask a question about ticket price increases. When was the last time you increased your ticket prices at Tulou and Great Golden Lake, and what is the outlook for those prices increasing in the next couple of years?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

OK. So, for the Great Golden Lake, the last ticket increase was in approximately 2007, and in Tulou the new price was set last year. So, for Tulou, because of Government regulations, we cannot increase the price for another two years.

And, as Chairman commented, for the Great Golden Lake, since the last change was in 2007, it is approximately the time we could apply for price increases, but due to the flood conditions we will not request a ticket price increase at least for 2011, we will not do it. Chairman also commented that there is room definitely for Great Golden Lake to increase the ticket price, but just not for next year.

Boyd Hinds:

OK. Let me ask you about the average spending that you are expecting at Yunding; do you expect that to trend up over time?

Minhua Chen:

[Speaking in foreign language]

Wei Zhang:

Chairman commented that he believes that the average spending at Yunding will increase, and he believes that eventually the average spending on Yunding will surpass the Great Golden Lake.

Boyd Hinds:

OK. Great. Thank you very much.

Operator:

At this time there are no questions. I would now like to turn to the Company for closing remarks.

Crocker Coulson:

Great, operator. So, if we have no further questions, we would like to thank everyone for your participation in our 3Q call. And we certainly encourage any of you coming to China to come visit the Company and take a weekend and go out and visit the Great Golden Lake, Yunding, Tulou and some of the other locations, and see for yourself the type of assets that the Company is building in China.

The Company will also be presenting at the Brean Murray Conference next week, in New York City, and if you have interest in one-on-one meeting, feel free to schedule that at Brean Murray, or if not please contact us directly and we can schedule a one-on-one meeting outside of that conference. Thank you all again for your attention, and this now wraps up our 3QF10 earnings call.

Operator:

Thank you. That concludes today’s teleconference. You may now disconnect.

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